UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 1, 2017

Date of Report (date of earliest event reported)

ASCENA RETAIL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-11736	30-0641353
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

933 MacArthur Boulevard

Mahwah, New Jersey 07430

(Address of principal executive offices, including zip code)

(551) 777-6700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2017, Ascena Retail Group, Inc. (the “Company”) announced changes to its leadership structure with the expansion of the role of Brian Lynch (59), the Company’s Chief Operating Officer, who will now also serve as the Company’s President, and the promotion of Gary Muto (58) to the newly created role of President and Chief Executive Officer of ascena Brands. In connection with these changes, David Jaffe (58) will remain as the Company’s Chairman of the Board of Directors and Chief Executive Officer, but will no longer serve as President. A copy of the press release announcing the appointments is attached hereto as Exhibit 99.1.

David Jaffe, Chairman and Chief Executive Officer

Effective as of August 1, 2017 (the “Effective Date”), Mr. Jaffe will continue to serve as Chairman and Chief Executive Officer of the Company. The terms and conditions of Mr. Jaffe’s continued employment with the Company as Chief Executive Officer are set forth in an employment offer letter between Mr. Jaffe and the Company dated July 29, 2017 (the “Jaffe Employment Offer Letter”). The Jaffe Employment Offer Letter supersedes the existing employment agreement between the Company and Mr. Jaffe dated March 5, 2014, as amended (the “Prior Agreement”), which was due to expire by its terms on September 21, 2017. The terms and conditions of the Jaffe Employment Offer Letter are substantially the same as those of the Prior Agreement, except for the following material amendments, which are generally designed to conform to similar provisions contained in the Company’s Executive Severance Plan:

•	Mr. Jaffe may only terminate his employment for “Good Reason” if he provides notice to the Company setting forth in reasonable detail the alleged “Good Reason” circumstances or event within 30 days after the occurrence of such event or circumstances and the Company fails to cure such event or circumstances within 60 days after receipt of such notice;

•	Mr. Jaffe will be entitled to change in control severance payments if the qualifying termination event occurs during the 90-day period prior to the change in control;

•	In the event Mr. Jaffe incurs a qualifying termination entitling him to change in control severance, any stock-based awards not vested immediately prior to the change in control that are outstanding on the change in control date (or outstanding immediately prior to the change in control date for awards not assumed or replaced by the successor) will be deemed vested on the termination date. If the qualifying termination occurs during the 90-day period before the change in control, any unvested awards that expired on the date of the termination will be deemed vested and entitled to payment at fair market value;

•	The “Bonus” component of Mr. Jaffe’s change in control severance will be determined based on Mr. Jaffe’s annual target cash performance bonus opportunity for the fiscal year in which the change in control occurs or, if greater, Mr. Jaffe’s average three-year aggregate annual cash performance bonuses actually paid to him on a semi-annual basis; and

•	No severance will be payable to Mr. Jaffe unless he executes and does not revoke within 60 days of termination a general release of claims in favor of the Company and its affiliates.

The foregoing description of the Jaffe Employment Offer Letter is qualified in its entirety by reference to the full text of the Jaffe Employment Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Brian Lynch, President and Chief Operating Officer

Prior to his appointment, Mr. Lynch served as Chief Operating Officer of the Company since October 2016, and as President and Chief Executive Officer of the Company’s Justice brand, since March 2015. Mr. Lynch has over 35 years of fashion and retail experience, having previously served in various executive positions with ANN INC., Gap Inc. and The Walt Disney Company.

The terms and conditions of Mr. Lynch’s appointment as the Company’s President and Chief Operating Officer are set forth in an employment offer letter between Mr. Lynch and the Company dated June 12, 2017 (the “Lynch Employment Offer Letter”). The material terms of the Lynch Employment Offer Letter are summarized below.

Base Salary and Incentive Compensation. Mr. Lynch will receive an annual base salary of $1,000,000, and will be considered for an annual performance evaluation beginning in the fall of 2018. Mr. Lynch will continue to be eligible to participate in the Company’s seasonal performance-based incentive compensation program and, beginning with the Fiscal Year 2018 Fall Season, will have an increased target level equal to 125% of annual base salary, with a maximum annual payout at two times the target level.

Long-Term Incentives. Under the Lynch Employment Offer Letter, subject to approval by the Compensation and Stock Incentive Committee (the “Committee”), Mr. Lynch will continue to be eligible to receive annual equity grants effective September 2017 in the form of stock options, RSUs or performance-based awards, and will have a target level equal to 250% of annual base salary.

Special One-Time Incentive Award. The Lynch Employment Offer Letter provides for an additional one-time grant of 1,000,000 restricted stock units (“RSUs”) effective September 2017 that will vest 50% on June 30, 2019 and the remaining 50% will vest on June 30, 2020, in each case, subject to continued employment through each applicable vesting date.

The foregoing description of the Lynch Employment Offer Letter is qualified in its entirety by reference to the full text of the Lynch Employment Offer Letter, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Gary Muto, President and Chief Executive Officer, ascena Brands

Prior to his appointment, Mr. Muto served as President and Chief Executive Officer of the Company’s Premium segment since October 2016, and as President and Chief Executive Officer of ANN INC., since October 2015. Mr. Muto has over 25 years of fashion and retail experience, having previously served in various executive positions with Gap, Inc.

The terms and conditions of Mr. Muto’s appointment as President and Chief Executive Officer of ascena Brands are set forth in an employment offer letter between Mr. Muto and the Company dated June 1, 2017 (the “Muto Employment Offer Letter”). The material terms of the Muto Employment Offer Letter are summarized below.

Base Salary and Incentive Compensation. Mr. Muto will receive an annual base salary of $1,000,000, and will be considered for an annual performance evaluation beginning in the fall of 2018 to consider increases to his pay. Mr. Muto will continue to be eligible to participate in the Company’s seasonal performance-based incentive compensation program and, beginning with the Fiscal Year 2018 Fall Season, will have an increased target level equal to 125% of annual base salary, with a maximum annual payout at two times the target level.

Transformation Bonus Program Participation. Mr. Muto will continue his participation in the Company’s previously announced Transformation Bonus Program (“Program”) and, effective August 1, 2017, will be eligible for an additional amount specified in the Muto Employment Offer Letter, subject to the terms and conditions of the Program.

Long-Term Incentives. Under the Muto Employment Offer Letter, Mr. Muto will receive an annual long-term incentive grant effective in or about September 2017 having an estimated total value of $2.5 million (the “2017 Annual Grant”). The 2017 Annual Grant may consist of stock options, RSUs, performance-based awards or such other incentives as determined by the Company. Awards that are not performance based vest in equal annual installments over a three-year period, and awards that are performance based vest on the third anniversary of the grant date, subject to the achievement of the applicable performance goals. All awards generally require continued employment through the vesting date, subject to certain exceptions in the case of the termination of Mr. Muto’s employment by the Company without “Cause” or by him for “Good Reason” (in each case, as defined in the Muto Employment Offer Letter).

Special One-Time Incentive Award. The Muto Employment Offer Letter provides for an additional one-time grant of 1,000,000 RSUs effective September 2017 that will vest 50% on June 30, 2019 and the remaining 50% will vest on June 30, 2020, in each case, subject to continued employment through each applicable vesting date.

Restrictive Covenants. All equity awarded to Mr. Muto will be conditioned on his timely execution of a restrictive covenant agreement containing a one-year non-competition covenant and a two-year non-solicitation covenant in favor of the Company.

Participation in Executive Severance Plan. Effective August 24, 2017, Mr. Muto will be a participant in the Company’s Executive Severance Plan, amended and restated effective as of June 8, 2017 (the “ESP”), subject to the terms and conditions of the ESP, with certain modifications, including that his cash severance payment level relating to a non-change in control termination will be 24 months of base salary, and his cash severance level relating to a change in control related termination will be 24 months of base salary and bonus.

The foregoing description of the Muto Employment Offer Letter is qualified in its entirety by reference to the full text of the Muto Employment Offer Letter, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No	Description

10.1	David Jaffe Employment Offer Letter effective August 1, 2017.

10.2	Brian Lynch Employment Offer Letter effective August 1, 2017.

10.3	Gary Muto Employment Offer Letter effective August 1, 2017.

99.1	Press Release dated August 1, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENA RETAIL GROUP, INC.

Date: August 1, 2017	By:	/s/ Duane D. Holloway
Name: Duane D. Holloway
Title: Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No	Description

10.1	David Jaffe Employment Offer Letter effective August 1, 2017.

10.2	Brian Lynch Employment Offer Letter effective August 1, 2017.

10.3	Gary Muto Employment Offer Letter effective August 1, 2017.

99.1	Press Release dated August 1, 2017.